EXHIBIT 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of CapitalSource Inc. (the “Company”) on Form 10-Q for the quarter ending June 30, 2013, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, James J. Pieczynski, as Director and Chief Executive Officer of the Company, and John A. Bogler as Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to our knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: August 2, 2013

/s/ James J. Pieczynski
James J. Pieczynski
Director and Chief Executive Officer
(Principal Executive Officer)

Date: August 2, 2013

/s/ John A. Bogler
John A. Bogler
Chief Financial Officer
(Principal Financial Officer)